UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2025

Rumble Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40079	80-0984597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

444 Gulf of Mexico Dr

Longboat Key, FL 34228

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (941) 210-0196

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RUM	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RUMBW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

A. Business Combination Agreement

On November 10, 2025, Rumble Inc., a Delaware corporation (“Rumble”), and Northern Data AG, a German stock corporation (Aktiengesellschaft) incorporated under the laws of Germany (“Northern Data”), entered into a business combination agreement (the “BCA”). Subject to the terms and conditions of the BCA, Rumble will submit a voluntary public exchange offer to all shareholders of Northern Data to exchange each issued and outstanding no-par value bearer share of Northern Data (the “ND Shares”). Under the BCA, each ND Share validly tendered and accepted for exchange will be exchanged for 2.0281 shares of Class A common stock of Rumble (such exchange offer, the “Exchange Offer” and the exchange offer ratio, the “Offer Ratio”), subject to the satisfaction or waiver of the conditions to the Exchange Offer, as further described herein. The BCA has been approved by the Board of Directors of Rumble and by the supervisory board and the management board of Northern Data. Immediately following the execution of the BCA, Rumble sought and obtained a written consent from Chris Pavlovski, in his capacity as the record and beneficial owner of a majority of the combined voting power of the outstanding capital stock of Rumble, approving and adopting the BCA and the transactions contemplated thereby (the “Written Consent”).

In addition to the Offer Ratio, the Exchange Offer also provides for a potential cash payment to Northern Data shareholders who accept the Exchange Offer, along with the other shareholders who have agreed to sell their ND Shares to Rumble pursuant to the Transaction Support Agreements (as defined herein), in an aggregate amount of up to $200 million (the “Cash Consideration Amount”). The Cash Consideration Amount will be due solely in the event there is a successful sale and/or the achievement of certain commercialization milestones of Northern Data’s previously owned Corpus Christi location to a leading global infrastructure asset management firm, which is currently evaluating the location for high power computing (HPC) purposes under an exclusivity agreement. The Cash Consideration Amount payable, if any, will be calculated based on actual net after-tax proceeds received by Northern Data from such transaction prior to the closing of the Exchange Offer, as further described in the BCA. There is no assurance that any Cash Consideration Amount will be payable in the Exchange Offer.

The closing of the Exchange Offer (the “Exchange Offer Closing”) is subject to certain closing conditions, including, among others: (i) the German Federal Financial Supervisory Authority (Bundesanstalt für Fi-nanzdienstleistungsaufsicht) (“BaFin”) not revoking its approval of the prospectus in relation to the Exchange Offer; (ii) Rumble obtaining required investment control clearances and any other regulatory approvals for the Exchange Offer (the “Regulatory Condition”); (iii) the absence of any insolvency proceedings, application for insolvency proceedings or circumstances requiring the opening of any insolvency proceedings of Northern Data (a “Target Insolvency”); (iv) the absence of the violation of law by Northern Data related to bribery, corruption or export sanctions, to the extent any such occurrence constitutes or would constitute inside information of Northern Data under the applicable EU regulations regarding market abuse (a “Material Compliance Violation”); (v) the absence of (A) any resolutions authorizing a capital increase, a split of the ND Shares, a consolidation of the ND Shares or any alteration of the rights of the ND Shares, or the conclusion of any enterprise agreement between Northern Data as the controlling company and any of its wholly-owned subsidiaries as the controlled company, (B) an issuance of new ND Shares and/or increase or reduction of Northern Data’s share capital, or (C) Northern Data’s public announcement of a resolution to issue rights or instruments granting the option to subscribe for the ND Shares or that such rights or instruments have been issued by Northern Data; (vi) the absence of the termination of the Transaction Support Agreements, and the closing thereunder shall have occurred; (vii) the execution of an amendment agreement with respect to the Existing Node Loan (as defined herein); (viii) the declaration of effectiveness by the U.S. Securities and Exchange Commission (“SEC”) of a registration statement on Form S-4 (the “Registration Statement”) for shares of Rumble’s Class A common stock (the “Rumble Shares”) issued in the Exchange Offer (the “Offer Shares”), with no stop order in effect or being sought with respect thereto; (ix) the passage of at least 20 calendar days since the information statement included in the Registration Statement is provided to Rumble’s shareholders in the U.S. in compliance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (x) the authorization of the Offer Shares to be listed on the NASDAQ, subject to official notice of issuance; and (xi) the absence of any order, decree, temporary restraining order, preliminary or permanent injunction or other order, or any law enacted, entered, promulgated, enforced or issued by any competent governmental authority that is in effect, which would prohibit or make illegal the Exchange Offer Closing. The Regulatory Condition must be satisfied on or prior to December 31, 2026 (the “Drop Dead Date”).

As a condition to the publication of the offer document for the Exchange Offer, (i) Rumble will have received access to an investigation report of a law firm relating to an independent investigation into certain matters relating to ongoing proceedings of the European Public Prosecutor’s Office and the Swedish Tax Authority and such report shall not contain certain prohibited findings, as further described in the BCA and (ii) no governmental authority shall have made a bona fide allegation in writing or taken any action that, except for certain permitted findings, as further described in the BCA, would have a material and adverse impact on Rumble and its subsidiaries, Northern Data and its subsidiaries, or the combined business of Rumble and Northern Data upon the closing, as further set forth in the BCA.

The BCA contains various customary covenants and agreements. The BCA requires Northern Data to conduct the business of Northern Data and its subsidiaries (collectively, the “Northern Data Group”) in all material respects in the ordinary course consistent with past practice and to refrain, and cause members of the Northern Data Group to refrain, from initiating any measures or steps that would adversely affect a timely closing of the Exchange Offer, during the period between the execution of the BCA and the closing of the Business Combination (or the termination of the BCA, if applicable) (such period, the “Interim Period”). Among other things, the BCA also restricts the Northern Data Group’s ability, during the Interim Period, to directly or indirectly (i) solicit or enter into discussions or negotiations concerning proposals relating to alternative business combination transactions (subject to certain negotiated exceptions detailed in the BCA), (ii) increase Northern Data’s share capital or carry out any equity-linked transactions with respect to the ND Shares, (iii) pay, or propose to pay, any dividends, (iv) engage in financing activities in excess of €10 million per occurrence or €50 million in aggregate (subject to certain negotiated exceptions detailed in the BCA), (v) purchase, sell, acquire, transfer or encumber any assets (including investments in intangible assets, fixed assets or financial assets) with an value exceeding €20 million in the aggregate (across all such transactions), (vi) enter into any joint ventures or partnerships with any third party or (vii) otherwise take any actions outside the ordinary course of business with a business impact of more than €20 million.

Each of Rumble and Northern Data provided customary representations and warranties in the BCA for a German-law governed agreement, including, without limitation, representations and warranties regarding due organization and valid existence, requisite corporate power, capital stock, stock options, no violation of organizational documents or applicable laws, accuracy of information in financial statements, the absence of legal proceedings that would have a material adverse effect on a party, and maintenance of policies and procedures related to bribery, corruption or export sanctions.

The BCA may be terminated by each of Rumble and Northern Data under certain circumstances, including, among others, if (i) the Exchange Offer lapses as a result of non-satisfaction of the conditions to the Exchange Offer prior to the Drop Dead Date, (ii) the Exchange Offer has not been settled by the Drop Dead Date, (iii) it becomes impossible for a closing condition to be ultimately fulfilled, or (iv) any competent governmental authority or court in certain jurisdictions has permanently enjoined the Exchange Offer Closing. In addition, the BCA provides for customary termination rights for Northern Data, including, among others, if (i) Rumble does not announce its intention to launch the Exchange Offer pursuant to the BCA, (ii) the Exchange Offer is launched but it materially deviates from the terms and conditions in the BCA, which deviations had not been approved by Northern Data in writing, or (iii) the Written Consent has not been delivered to Northern Data within 24 hours following the execution of the BCA. The BCA also provides for certain termination rights for Rumble, including, among others, if (a) there occurs a Target Insolvency or a Material Compliance Violation between the date of the BCA and the publication of the Exchange Offer document, (b) the management board and/or the supervisory board of Northern Data do not issue, or they modify (in a manner adverse to Rumble) or withdraw, the reasoned statement to ND Shareholders, (c) a superior offer has been endorsed by the management board and the supervisory board of Northern Data, or (d) Northern Data violates certain covenants during the Interim Period, including the restrictive covenant against soliciting or entering into discussions or negotiations concerning proposals relating to alternative business combination transactions.

Pursuant to the BCA, if following the Exchange Offer Closing, Rumble holds 90% or more of the ND Shares outstanding at the time, Rumble may, in its sole discretion, elect to squeeze out the remaining minority Northern Data shareholders in accordance with the applicable law.

The foregoing description of the BCA does not purport to be complete and is qualified in its entirety by reference to the BCA, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

The BCA and the above description of the BCA have been included to provide investors and security holders with information regarding the terms of the BCA. It is not intended to provide any other factual information about Rumble, Northern Data or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the BCA were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the BCA; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Rumble, Northern Data or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the BCA, which subsequent information may or may not be fully reflected in public disclosures by Rumble and Northern Data. Accordingly, investors should read the representations and warranties in the BCA not in isolation but only in conjunction with the other information about Rumble or Northern Data and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the SEC.

B. Transaction Support Agreements

Concurrently with the execution and delivery of the BCA, Rumble and Tether entered into a transaction support agreement (the “Tether Agreement”), pursuant to which, among other things, Tether agreed to sell, and Rumble agreed to purchase, all of the ND Shares owned by Tether (41,887,776 ND Shares). The closing of the transactions contemplated under the Tether Agreement (the “Tether Closing”) is subject to closing conditions, including the satisfaction of the conditions to the Exchange Offer, and, subject to the satisfaction or waiver of such conditions, would occur immediately prior to the closing of the Exchange Offer.

Under the Tether Agreement, Rumble agreed to issue new Rumble Shares to Tether at the Offer Ratio as set forth the BCA as the consideration for its purchase of the ND Shares owned by Tether (such consideration, the “Rumble Share Consideration”). To the extent that the issuance of Rumble Shares to Tether as the consideration under the Tether Agreement would result in Tether and its affiliates owning more than 9.9% of the outstanding voting power of the capital stock of Rumble (the “Voting Limitation”), Rumble shall instead deliver to Tether a pre-funded warrant (a “Pre-Funded Warrant”) exercisable on a cashless basis into such number of Rumble Shares so that the Rumble Shares to be owned by Tether and its affiliates following the Tether Closing will not exceed the Voting Limitation. The Rumble Shares issued pursuant to the Tether Agreement are subject to a six-month lock-up period following the Tether Closing, subject to certain exceptions as set forth in the Tether Agreement.

Tether and Rumble each provided customary representation and warranties under the Tether Agreement. The Tether Agreement also contains customary fundamental representations and warranties regarding Tether and customary business representations and warranties with respect to Northern Data.

Subject to the terms and conditions set forth in the Tether Agreement, Tether shall indemnify and hold harmless Rumble and other purchaser indemnitees from and against damages suffered, sustained or incurred, until the expiration of the applicable survival date, resulting from (i) Tether’s breach of any fundamental representation or any covenant, agreement or obligation under the Tether Agreement, (ii) any action brought by any securityholder of Northern Data solely in connection with Northern Data’s Peak Mining business (the “Peak Mining Sale”), (iii) certain indemnification obligations provided to the purchasers in the Peak Mining Sale, and (iv) certain liabilities relating to (1) Northern Data’s Peak Mining business, (2) certain business activities of certain entities that were outside of the scope of Northern Data’s data center or cloud services businesses (including with respect to the liquidation and winding down of such entities), (3) any taxes incurred as a result of the Peak Mining Sale or in respect of certain entities that were outside of the scope of Northern Data’s data center or cloud services businesses. For a period of eighteen months following the closing of the transactions contemplated under the Tether Agreement (the “Tether Closing”), Rumble is entitled to withhold a portion of the Rumble Share Consideration that equals the quotient (rounded down) of €25 million divided by the volume-weight-average price of Rumble’s Class A common stock over the last three consecutive trading days prior to the date of the Tether Closing (the “Holdback Rumble Share Consideration”), to support any potential indemnification claims under the Tether Agreement.

Subject to the terms and conditions set forth in the Tether Agreement, Rumble shall indemnify and hold harmless Tether and other seller indemnitees from and against damages suffered, sustained or incurred, until the expiration of the applicable survival date, resulting from Rumble’s breach of any fundamental representation or any covenant, agreement or obligation under the Tether Agreement or any other Transaction Document (as defined in the Tether Agreement). Rumble’s and Tether’s indemnification liability, in each case, is capped at the value of the Rumble Share Consideration that was actually paid.

Prior to the Tether Closing and for up to one year following the Tether Closing, Tether has committed to offer to purchase for cash, subject to applicable law and the terms of the Tether Agreement, up to approximately EUR 219 million worth of ND Shares from Northern Data shareholders outside of the Exchange Offer, provided that Tether is not committed to purchase Northern Data shares if the price per ND Share is greater than the product of (x) the Offer Ratio, (y) the 3-day VWAP of Rumble Shares immediately preceding the purchase date and (z) the dollar-to-euro exchange rate immediately preceding the purchase date.

Concurrently with the execution and delivery of the Tether Agreement, Rumble also entered into transaction support agreements with the ART Beteiligungs Management GmbH, ART Holding GmbH and Aroosh Thillainathan (collectively, the “ART Sellers”) and Apeiron Investment Group Ltd., Malta (“Apeiron”), pursuant to which the ART Sellers and Apeiron agreed to sell, and Rumble agreed to purchase, all of the ND Shares owned by the ART Sellers (744,150 ND Shares) and Apeiron (2,246,399 ND Shares), respectively. The transaction support agreements with the ART Sellers and Apeiron contain substantially similar terms to the Tether Agreement, and together with the Tether Agreement, are referred to as the “Transaction Support Agreements”.

The foregoing descriptions of the Transaction Support Agreements do not purport to be complete and are qualified in their entirety by reference to the Transaction Support Agreements, copies of which will be filed by amendment on Form 8-K/A to this Current Report on Form 8-K within four business days of the date hereof as Exhibits 10.1, 10.2 and 10.3.

C. Registration Rights Agreement and Transaction Agreement Amendment

The Tether Agreement contemplates that simultaneously with the Tether Closing, Rumble and Tether will amend and restate the registration rights agreement, dated February 7, 2025, between Rumble and Tether (such amended and restated registration rights agreement, the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, among other things, Tether will be granted the right to register the resale of Rumble Shares it owns, including those received pursuant to the Tether Agreement, the Rumble Equity Commitment Agreement or the Sale and Transfer and Amendment and Restatement Agreement. In addition, the Tether Agreement contemplates that simultaneously with the Tether Closing, Rumble and Tether will enter into an amendment to that certain Transaction Agreement, dated as of December 20, 2024 (the “Transaction Agreement Amendment”), which will, among other things, specify that such Rumble Shares held by Tether will be subject to certain of the covenants in the Transaction Agreement.

A copy of the form of A&R Registration Rights Agreement and the Transaction Agreement Amendment will be filed by amendment on Form 8-K/A to this Current Report on Form 8-K within four business days of the date hereof as Exhibit 10.4 and Exhibit 10.5, respectively, and the foregoing description of the A&R Registration Rights Agreement and the Transaction Agreement Amendment is qualified in its entirety by reference thereto.

D. Tether Customer Agreement

The Tether Agreement contemplates that concurrently with the Tether Closing, Rumble and Tether will enter into a customer agreement pursuant to which, subject to the terms and conditions therein, Tether will agree to purchase certain GPU services from Rumble after the Exchange Offer Closing in an amount of up to $75 million per year over a two-year initial term (the “Tether Customer Agreement”). A copy of the form of Tether Customer Agreement will be filed by amendment on Form 8-K/A to this Current Report on Form 8-K within four business days of the date hereof as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Tether Customer Agreement is qualified in its entirety by reference thereto.

E. Equity Commitment Agreements

Concurrently with the execution of the BCA and the Transaction Support Agreements, (i) Rumble, Tether and Northern Data entered into an equity commitment agreement pursuant to which, subject to the terms and conditions therein, Tether has agreed to provide an equity financing commitment to fund up to $200 million of certain taxes of Northern Data and its subsidiaries to the extent due and owing or otherwise required to be accrued as a liability at or prior to the Exchange Offer Closing (the “Northern Data Equity Commitment Agreement”) and (ii) Rumble and Tether entered into an equity financing commitment agreement pursuant to which, subject to the terms and conditions therein, Tether has agreed to provide an equity financing commitment to fund up to $200 million (less any amounts previously funded under the Northern Data Equity Commitment Agreement) of certain taxes Northern Data and its subsidiaries to the extent due and owing or otherwise required to be accrued as a liability at or after the Exchange Offer Closing for up to 18 months after the Exchange Offer Closing (the “Rumble Equity Commitment Agreement” and together with the Northern Data Equity Commitment Agreement, the “Equity Commitment Agreements”). To the extent that the issuance of Rumble Shares to Tether as the consideration under the Rumble Equity Commitment Agreement would result in Tether and its affiliates exceeding the Voting Limitation, Rumble shall instead deliver to Tether a Pre-Funded Warrant exercisable on a cashless basis into such number of Rumble Shares so that the Rumble Shares to be owned by Tether and its affiliates following the issuances under the Rumble Equity Commitment Agreement will not exceed the Voting Limitation. Copies of the Northern Data Equity Commitment Agreement and the Rumble Equity Commitment Agreement will be filed by amendment on Form 8-K/A to this Current Report on Form 8-K within four business days of the date hereof as Exhibits 10.7 and 10.8, respectively, and the foregoing descriptions of the Equity Commitment Agreements are qualified in their entirety by reference thereto.

F. Tether Marketing Agreement

Concurrently with the execution of the BCA, the Transaction Support Agreements and the Equity Commitment Agreements, Rumble and Tether entered into an advertising and marketing services agreement pursuant to which, subject to the terms and conditions therein, Tether agreed, beginning on February 15, 2026, to purchase certain advertising and marketing services from Rumble in an amount of up to $50 million per year over an initial two-year term (the “Tether Marketing Agreement”). The foregoing description of the Tether Marketing Agreement does not purport to be complete and is qualified in its entirety by reference to the Tether Marketing Agreement, a copy of which will be filed by amendment on Form 8-K/A to this Current Report on Form 8-K within four business days of the date hereof as Exhibit 10.9.

G. Sale And Transfer and Amendment and Restatement Agreement

On November 10, 2025, Rumble entered into a sale and transfer and amendment and restatement agreement with Northern Data and Tether (the “Sale and Transfer and Amendment and Restatement Agreement”) under which the €603,000,000 receivable under Northern Data’s loan from Tether, made under a loan agreement originally dated November 2, 2023 (the “Existing Node Loan”) will be transferred upon the closing of the Exchange Offer to a newly incorporated Irish subsidiary of Rumble that will hold the Northern Data shares acquired through the Exchange Offer (“Rumble NODE Holdco”). As consideration for the transfer of the receivable under the Existing Node Loan, Rumble NODE Holdco will (i) exchange 50% of the value of the Existing Node Loan for the number of Rumble Shares equal to such share of the Existing Node Loan divided by $7.88 (subject to adjustment for any stock split, reverse stock split or stock dividend) (as converted to € using the exchange rate as promulgated by the European Central Bank on the last trading day prior to the applicable exchange date) and (ii) enter into a new loan agreement with Tether as lender equal in value to the remaining 50% of the Existing Node Loan (the “Tether/Rumble Loan”). The Tether/Rumble Loan will be on substantially the same terms as the Existing Node Loan that will remain outstanding between Northern Data and Rumble NODE Holdco, which Existing Node Loan will be amended at the closing of the Exchange Offer in accordance with the form of an amended loan attached as an exhibit to the Sale and Transfer and Amendment and Restated Agreement. On the date falling one year after the closing of the Exchange Offer (the “Exchange Option Date”), Tether will have the option to exchange all (but not less than all) of the outstanding amount under the Tether/Rumble Loan as at the Exchange Option Date into the number of Rumble Shares equal to the outstanding amount under the Tether/Rumble Loan divided by the greater of (i) the 10-day volume-weighted average price and (ii) $7.88 (subject to adjustment for any stock split, reverse stock split or stock dividend) (in each case, as converted to € using the exchange rate as promulgated by the European Central Bank on the last trading day prior to the Exchange Option Date). To the extent that the issuance of Rumble Shares to Tether as the consideration under the Sale and Transfer and Amendment and Restatement Agreement or upon exchange of the outstanding amount under the Tether/Rumble Loan would result in Tether and its affiliates exceeding the Voting Limitation, Rumble shall instead deliver to Tether a Pre-Funded Warrant(s) exercisable on a cashless basis into such number of Rumble Shares so that the Rumble Shares to be owned by Tether and its affiliates following the issuances under the Sale and Transfer and Amendment and Restatement Agreement and the Tether/Rumble Loan will not exceed the Voting Limitation.

The foregoing description of the Sale and Transfer and Amendment and Restatement Agreement does not purport to be complete and is qualified in its entirety by reference to the Sale and Transfer and Amendment and Restatement Agreement, a copy of which will be filed by amendment on Form 8-K/A to this Current Report on Form 8-K within four business days of the date hereof as Exhibit 10.10.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be commenced except by means of a prospectus meeting the requirements of the Securities Act.

When the Offer is launched in accordance with the definitive agreements for the transaction, such Offer will only be made pursuant to a Registration Statement on Form S-4 and related information statement and other relevant documents to be filed by Rumble with the Securities and Exchange Commission (“SEC”). Before making any voting or investment decision, investors and security holders of Northern Data are strongly advised to read the registration statement and related information statement and all other relevant documents filed or that will be filed with the SEC in connection with the Offer, when launched, as they become available because they will contain important information about the transaction. Holders of Northern Data shares will need to make their own decision whether to tender shares in the Offer, when launched. Investors and security holders of Northern Data will be able to obtain free copies of the registration statement and related information statement and all other relevant documents filed or that will be filed with the SEC by Rumble through the website maintained by the SEC at www.sec.gov.

Neither the SEC nor any U.S. state securities commission has passed any comment upon the adequacy, accuracy or completeness of the disclosure in this Form 8-K and the exhibits hereto. Any representation to the contrary is a criminal offence in the United States.

Certain Information Regarding Participants

Rumble and its directors, executive officers and other members of its management and employees may be deemed under SEC rules to be participants in the solicitation of proxies of Rumble’s stockholders in connection with the proposed transactions. Information concerning the interests of Rumble’s participants in any such solicitation, if applicable, which may, in some cases, be different from those of Rumble’s stockholders generally. Information regarding the directors and executive officers of Rumble is contained in Rumble’s Annual Report on Form 10-K for the year ended December 31, 2024, and its Proxy Statement on Schedule 14A, dated April 25, 2025, which are filed with the SEC and can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the information statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K and the exhibits hereto contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Investors should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or financial condition; or state other “forward-looking” information. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Rumble’s and Northern Data’s control.

These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed transaction, integration plans and expected synergies, and anticipated future growth, financial and operating performance and results. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted or expected. No assurance can be given that these forward-looking statements will prove accurate and correct, or that projected or anticipated future results will be achieved. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: the expected timing and likelihood of the completion of the contemplated transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the contemplated transaction that could reduce anticipated benefits or cause the parties to abandon the transaction; risks that the condition to the publication of the offer document relating to the outcome of an independent investigation to be conducted by Northern Data into certain VAT tax-related allegations is not satisfied; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the ability to successfully complete the proposed transaction; regulatory or other limitations imposed as a result of the proposed transaction; the success of the business following the proposed transaction; the ability to successfully integrate Rumble’s and Northern Data’s businesses; the possibility that the requisite number of Northern Data’s shares may not be tendered in the exchange offer; the risk that the parties may not be able to satisfy the conditions to closing of the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that the announcement or consummation of the proposed transaction could have adverse effects on the market price of Rumble’s Class A common stock or Northern Data’s capital stock or the ability of Rumble and Northern Data to retain customers, retain or hire key personnel, maintain relationships with their respective suppliers and customers, and on their operating results and businesses generally; the risk that the combined business may be unable to achieve expected synergies or that it may take longer or be more costly than expected to achieve those synergies; the risk of fluctuations in revenue due to lengthy sales and approval process required by major and other service providers for new products; the risk posed by potential breaches of information systems and cyber-attacks; the risks that Rumble, Northern Data or the post-combination company may not be able to effectively compete, including through product improvements and development; and such other factors as are set forth in Northern Data’s annual and interim financial reports made publicly available and Rumble’s public filings made with the SEC from time to time, including but not limited to those described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Rumble’s Form 10-K for the fiscal year ended December 31, 2024 and Rumble’s Form 10-Q for the quarterly period ended September 30, 2025, which are available via the SEC’s website at www.sec.gov. The foregoing list of risk factors is not exhaustive. These risks, as well as other risks associated with the contemplated transaction, will be more fully discussed in the proxy statement/prospectus and the offering prospectus that will be included in the registration statement that will be filed with the SEC and in an offering document and/or any prospectuses or supplements to be filed with the German Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) in connection with the contemplated transaction. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Rumble or Northern Data has described. All such factors are difficult to predict and beyond our control. All forward-looking statements included in this document are based upon information available to Rumble on the date hereof, and Rumble disclaims and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Rumble or Northern Data. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the proposed transaction or Rumble’s or Northern Data’s ability to successfully complete the proposed transaction or realize the expected benefits from the proposed transaction. You are cautioned not to rely on Rumble’s and Northern Data’s forward-looking statements. These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Rumble does not assume any duty to update or revise forward-looking statements herein, whether as a result of new information, future events or otherwise, as of any future date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Business Combination Agreement, dated November 10, 2025, between Rumble Inc. and Northern Data AG
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rumble Inc.

Date: November 10, 2025	By:	/s/ Brandon Alexandroff
	Name:	Brandon Alexandroff
	Title:	Chief Financial Officer